EXHIBIT 10.2
LIFECORE BIOMEDICAL, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
(FOR DIRECTORS)
AMENDMENT NO. 1
     THIS AMENDMENT NO. 1 (the “Amendment”) to the OPTION AGREEMENT (the “Agreement”) dated as of June 15, 2006 between the parties hereto, is made as of November 20, 2006 between LIFECORE BIOMEDICAL, INC., a Minnesota corporation (the “Company”), and Martin J. Emerson, a director of the Company (the “Optionee”).
     WHEREAS, on June 15, 2006 the Company granted the Optionee an option under the Company’s 1996 Stock Plan (the “Plan”) to purchase 10,000 shares of its Common Stock (the “Common Stock”) pursuant to the Agreement; and
     WHEREAS, on November 16, 2006, the Board of Directors amended the Plan to provide that the initial grant of options to new directors would be reduced from 10,000 options to 7,500 options and that such amount would then be prorated to reflect the number of months remaining in the year during which such new director was appointed to the Board; and
     WHEREAS, in light of these amendments to the Plan, the Optionee desires to amend the Agreement to reduce and prorate the option granted under the Agreement so that it reflects these amendments to the Plan as if they had been adopted prior to the execution of the Agreement; and
     WHEREAS, the Optionee is executing this Amendment voluntarily and forfeiting 6,250 of the options granted under the Agreement without compensation.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:
     1. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
     1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the “Option”) to purchase from the Company all or any part of an aggregate amount of 3,750 shares of the Common Stock of the Company on the terms and conditions herein set forth.

     2. Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:
     4. Exercise of Option. The Option may be exercised as follows:
     (a) On and after January 15, 2007, the Option may be exercised as to 1,875 shares.
     (b) On and after January 15, 2008, the Option may be exercised as to 1,875 shares.
     3. Except as specifically set forth in Sections 1 and 2 of this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect.
     4. This Amendment may be signed in counterparts and the signatures delivered by facsimile, each of which shall be an original with the same effect as if the signatures thereto were upon the same instrument.
     IN WITNESS WHEREOF, the Company and the Optionee have executed this Amendment as of the day and year first above written.

LIFECORE BIOMEDICAL, INC.

/s/ Martin J. Emerson	By	/s/ Dennis J. Allingham

Optionee: Martin J. Emerson		Dennis J. Allingham, President & CEO